UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2012

Bluesphere Corporation

(Exact name of Registrant as specified in its Charter)

Nevada	333-147716	98-0550257
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Asuta St., P.O.B 857, Even Yehuda, Israel 40500

(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code: 972-9-8917438

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2012, Blueshere Corporation (the “Registrant”) signed two definitive project agreements (the “Project Argreements”) to acquire 100% of Orbit Energy Inc.’s right, title and interest in, to and under two waste to energy projects in the United States: (i) an 5.2 MW waste to energy project in North Carolina and a 3.2 MW waste to energy project in Rhode Island. At each site, the Registrant will construct and operate a facility to accept organic food waste, anaerobically digest it to make biogas and compost and then use such biogas to produce heat and electricity. The Registrant will sell the heat, electricity and compost to local off-takers.

In both cases, Orbit Energy Inc.’s right, title and interest in, to and under such projects is held in limited liability companies (the “LLCs”), each of which will, subject to the fulfillment of certain conditions, be transferred to the Registrant.

The material aspects of such agreement are as follows:

1.	Subject to the fulfillment of certain conditions, Orbit Energy Inc., a North Carolina corporation, is obligated to transfer 100% of its rights in the projects, which are held, in each case, in the LLCs, to the Registrant.

2.	Subject to certain conditions, Registrant is obligated to invest the equity component of the projects’ required financing.

3.	The conditions to be fulfilled for the transfer of the LLCs to Registrant and the Registrant’s obligation to invest the equity include the receipt by Registrant of:

(i)	valid and binding feedstock agreement(s) in form and substance acceptable to Registrant;
(ii)	a valid and binding power purchase agreement (in respect of which there is reasonable time to satisfy all timing and milestone requirements and which is in form and substance acceptable to Registrant in its sole discretion);
(iii)	submitted applications in respect of required permits;
(iv)	a valid, signed and binding agreement or debt commitment letter in respect of debt finance on terms and conditions acceptable to Registrant in its sole discretion;
(v)	valid and binding lease and/or purchase agreement (in form and substance acceptable to Registrant in its sole discretion) in respect of the land on which the Project will be located;
(vi)	valid and binding agreement in respect of the equipment, procurement and construction for and on behalf of the Project in form and substance acceptable to Registrant in its sole discretion; and
(vii)	tax credit and depreciation sale agreement or other agreement monetizing the Project’s applicable tax credits and depreciation benefits.

4.	As at the date hereof, Orbit has already delivered to Registrant valid and binding power purchase agreement (in respect of which there is reasonable time to satisfy all timing and milestone requirements and which is in form and substance acceptable to Registrant in its sole discretion).

5.	Within 10 days of the date on which the project agreements were signed, Orbit is obligated to deliver to an escrow agent to be appointed by Registrant a transfer agreement in respect of each LLC that transfers 100% of the right, title and interest in, to and under each LLC to Registrant.
6.	Registrant will be entitled to receive such transfer agreements out of escrow when all the closing conditions (described above) are met.

7.	In exchange for full ownership of the projects, Registrant will pay Orbit development and management fees in respect of each site. Registrant will then be entitled to receive cash in a sufficient amount to recoup 100% of its investment in the projects, then receive cash in a sufficient amount to achieve a 30% internal rate of return and from then on keep 70% of the distributable cash from each site for itself and transfer 30% of such cash to Orbit for the life of each project.
8.	Each Project Agreement is governed by the laws of the State of North Carolina.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Bluesphere Corporation

Dated: October 23, 2012	By: /s/ Shlomo Palas_____________
Name: Shlomo Palas
Title: Chief Executive Officer